Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sienna Biopharmaceuticals, Inc. 2017 Incentive Award Plan and the 2017 Employee Stock Purchase Plan of our report dated March 15, 2018, with respect to the consolidated financial statements of Sienna Biopharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Los Angeles, California

March 15, 2018